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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                           K-V PHARMACEUTICAL COMPANY
             (Exact name of registrant as specified in its charter)

                         Commission File Number 1-9601

         Date of Report (date of earliest event reported): May 16, 2003



           DELAWARE                                     43-0618919
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

         2503 SOUTH HANLEY ROAD
           ST. LOUIS, MISSOURI                            63144
(Address of principal executive offices)                (Zip Code)


                                 (314) 645-6600
              (Registrant's telephone number, including area code)

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ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Financial statements. Not applicable.
             --------------------

         (b) Pro forma financial information. Not applicable.
             -------------------------------

         (c) Exhibits. See Exhibit Index.
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ITEM 9.      REGULATION FD DISCLOSURE.

         On May 16, 2003, K-V Pharmaceutical Company completed the sale of $200 million of its Contingent Convertible Subordinated Notes Due 2033 (the "Notes") in a private placement pursuant to Rule 144A under the Securities Act of 1933, as amended. The Notes were issued under an indenture, dated as of May 16, 2003, between the Company and Deutsche Bank Trust Company Americas, as trustee. The Notes have an annual interest rate of 2.5% and are convertible into the Company's Class A Common Stock at a conversion price of $34.51 per share.

         The Company used $50 million of the proceeds from the offering of the Notes to fund the repurchase of $50 million of its Class A Common Stock and intends to use the remaining proceeds: (1) for future acquisitions of products, technologies and businesses, and (2) for general corporate purposes.

         Under a Registration Rights Agreement dated as of May 16, 2003, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission, with respect to resales of the Notes and the shares of Class A Common Stock issuable upon conversion of the Notes.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 21, 2003

                                         K-V PHARMACEUTICAL COMPANY



                                         By: /s/ Gerald R. Mitchell
                                             -------------------------------
                                             Gerald R. Mitchell
                                             Vice President, Treasurer and
                                             Chief Financial Officer



EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------

4.1 Indenture, dated as of May 16, 2003, by and between K-V Pharmaceutical Company, as issuer, and Deutsche Bank Trust Company Americas, as trustee.

4.2 Registration Rights Agreement, dated as of May 16, 2003, by and between K-V Pharmaceutical Company and Deutsche Bank Securities Inc.

99.1            Press Release, dated May 16, 2003, issued by K-V
                Pharmaceutical Company.